EXHIBIT 5

MEMBERS OF FILING GROUP

V. Prem Watsa
The Second 810 Holdco Ltd.
The Second 1109 Holdco Ltd.
The Sixty Two Investment Company Limited
12002574 Canada Inc.
Fairfax Financial Holdings Limited
FFHL Group Ltd.
Fairfax (Barbados) International Corp.
Wentworth Insurance Company Ltd.
Brit Limited
Brit Insurance Holdings Limited
Brit Reinsurance (Bermuda) Limited
Fairfax (US) Inc.
Crum & Forster Holdings Corp.
United States Fire Insurance Company
The North River Insurance Company
Zenith National Insurance Corp.
Zenith Insurance Company
TIG Insurance Company
Northbridge Financial Corporation
Federated Insurance Company of Canada
Northbridge General Insurance Corporation
Verassure Insurance Company
1102952 B.C. Unlimited Liability Company
Allied World Assurance Company Holdings, Ltd
Allied World Assurance Company Holdings I, Ltd
Allied World Assurance Company, Ltd
Allied World Assurance Holdings (Ireland) Ltd
Allied World Assurance Holdings (U.S.) Inc.
Allied World Insurance Company
AW Underwriters Inc.
Allied World Specialty Insurance Company
CRC Reinsurance Limited